As filed with the Securities and Exchange Commission on October 5, 1999


                                               Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              ZIONS BANCORPORATION
             (Exact name of registrant as specified in its charter)

             Utah                            6712                  87-0227400
(State or other jurisdiction of   (Primary standard industrial  (I.R.S. employer
 incorporation or organization)    classification code number)   identification
                                                                     number)

                          ----------------------------

                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111
                                 (801) 524-4787
                       (Address, including zip code, and
                        telephone number, including area
                        code, of registrant's principal
                               executive offices)

                            ------------------------

                                DALE M. GIBBONS
                              Zions Bancorporation
                           One South Main, Suite 1380
                           Salt Lake City, Utah 84111
                                 (801) 524-4787
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------
                                With copies to:
        STANLEY F. FARRAR                               GLENN T. DODD
       Sullivan & Cromwell                            Coudert Brothers
1888 Century Park East, 21st Floor              303 Almaden Blvd., Suite 500
  Los Angeles, California  90067                San Jose, California  95110
         (310) 712-6600                                (408) 297-9982

                            ------------------------
         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-85991
                            -------------------------
                         CALCULATION OF REGISTRATION FEE

==================================== ========================  ===================  ======================== ======================
                                                                    Proposed                Proposed
                                           Amount to be             maximum                 maximum
       Title of securities to be            registered         offering price per          aggregate               Amount of
              registered                       (2)                   share(3)           offering price(3)       registration fee(3)
------------------------------------ ------------------------  -------------------  ------------------------ ----------------------
Common Stock, no par value(1)          135,865 shares                 N/A                 N/A                    0.00
==================================== ========================  ===================  ======================== ======================

(1)    Includes associated preferred share purchase rights.
(2) The Registrant, Zions Bancorporation ("Zions"), previously filed a registration statement of Form S-4 (Commission File No. 333-85991) to cover 1,007,455 shares (the "Initial Shares") of Zions' common stock, no par value ("Zions Common Stock"), issuable in connection with the merger (the "Merger") of Regency Bancorp ("Regency") with and into Zions; Zions is filing this registration statement on Forms S-4 pursuant to Rule 462(b) with respect to an additional 135,865 shares of Zions Common Stock issuable in connection with the Merger.
(3) Zions previously paid a registration fee of $15,161 in connection with the registration of the Initial Shares pursuant to Rule 457(f)(1) and 457(c) based on the high and low sales prices ($17.50) of the Regency common stock as reported on the NASDAQ National Market System on August 19, 1999 and the estimated maximum number of shares of Regency common stock (3,116,161) that may be converted into the shares of Zions Common Stock to be registered. Based on the high and low sales prices ($17.16) of the Regency common stock as reported on the Nasdaq National Market System on October 1, 1999 and the estimated maximum number of shares of Regency common stock (3,116,161) that may be converted into the shares of Zions Common Stock to be registered, the value of the transaction has not changed and no additional filing fee is required.

       The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                           INCORPORATION BY REFERENCE


         The contents of the Registration Statement on Form S-4,
(File No. 333- 85991) originally filed by Zions Bancorporation on August 26, 1999 are hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on the 5th day of October, 1999.

                                       ZIONS BANCORPORATION

                                      By: /s/Harris H. Simmons
                                          -----------------------------
                                          Harris H. Simmons, President
                                          and Chief Executive Officer


             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Capacity                          Date

                             President, Chief Executive         October 5, 1999
/s/ Harris H. Simmons        Officer and Director
-------------------------
Harris H. Simmons
                             Executive Vice President           October 5, 1999
/s/ Dale M. Gibbons          Chief Financial Officer
-------------------------
Dale M. Gibbons

      *                      Controller                         October 5, 1999
-------------------------
Nolan X. Bellon

      *                      Chairman and Director              October 5, 1999
-------------------------
Roy W. Simmons

      *                      Director                           October 5, 1999
-------------------------
Jerry C. Atkin

      *                      Director                           October 5, 1999
-------------------------
R.D. Cash

      *                      Director                           October 5, 1999
-------------------------
L.E. Simmons

      *                      Director                           October 5, 1999
-------------------------
Grant R. Caldwell

      *                      Director                           October 5, 1999
-------------------------
I.J. Wagner

      *                      Director                           October 5, 1999
-------------------------
Roger B. Porter

      *                      Director                           October 5, 1999
-------------------------
Richard H. Madsen

      *                      Director                           October 5, 1999
-------------------------
Robert G. Sarver

      *                      Director                           October 5, 1999
-------------------------
Shelley Thomas

*By:  /s/  DALE M. GIBBONS
      --------------------
           Dale M. Gibbons as
           Attorney-in-Fact

                                  EXHIBIT INDEX

                    (Pursuant to Item 601 of Regulation S-K)


Exhibit No.        Description and Method of Filing
-----------        --------------------------------

5.1 Opinion of Sullivan & Cromwell regarding the validity of the shares of Common Stock being registered (filed herewith)
5.2 Opinion of Callister, Nebeker & McCullough, a Professional Corporation, regarding the validity of the shares of Zions Common Stock being registered (filed herewith)
23.1 Consent of KPMG LLP, independent certified public accountants for Zions Bancorporation (filed herewith)
23.2 Consent of KPMG LLP, independent certified public accountants for Regency Bancorp (filed herewith)
23.3 Consent of Sullivan & Cromwell (contained in their opinion filed as Exhibit 5.1)
23.4               Consent of Callister, Nebeker & McCullough, a
                   Professional Corporation (contained in their opinion filed as Exhibit 5.2)
23.5 Consent of Deloitte & Touche, LLP, independent auditors for Regency Bancorp (filed herewith)
23.6 Consent of Deloitte & Touche, LLP, independent auditors for First Security Corporation (filed herewith)